                                                                    EXHIBIT 99.1

                       (AMERICA SERVICE GROUP INC. LOGO)


                                  NEWS RELEASE

CONTACT: MICHAEL CATALANO                          MICHAEL W. TAYLOR
         CHAIRMAN, PRESIDENT AND                   SENIOR VICE PRESIDENT AND
           CHIEF EXECUTIVE OFFICER                   CHIEF FINANCIAL OFFICER
         (615) 373-3100                           (615) 373-3100


               AMERICA SERVICE GROUP REPORTS FINDINGS OF INTERNAL
                     INVESTIGATION INTO PHARMACY SUBSIDIARY
                  --------------------------------------------
                  ANNOUNCES PRELIMINARY UNAUDITED 2005 RESULTS
                  --------------------------------------------
                    PROVIDES INITIAL 2006 FULL-YEAR GUIDANCE
                  --------------------------------------------
           ANNOUNCES POTENTIAL RESUMPTION OF STOCK REPURCHASE PROGRAM
                  --------------------------------------------
                      UPDATES STATUS OF REGULATORY FILINGS


BRENTWOOD, Tennessee (March 15, 2006) - America Service Group Inc. (NASDAQ:ASGRE) reported today the results of an internal investigation by the Audit Committee of the Board of Directors into certain matters related to the Company's pharmacy subsidiary, Secure Pharmacy Plus ("SPP"), resulting in the Company's decision to restate previously filed financial statements for the years ended December 31, 2001 through December 31, 2004 and for the first six months of 2005. The restatement will reduce previously reported net income for these periods by $2.1 million in the aggregate, as reflected in the Effects of Restatement schedule attached as well as reduce previously reported retained earnings as of January 1, 2001 by $347,000. The Company also announced today preliminary unaudited financial results for the third and fourth quarters and the year ended December 31, 2005. The announcement of the Company's third quarter results had been previously delayed pending the final results of the internal investigation. Additionally, the Company announced today its initial guidance for full-year 2006 results, the potential resumption of the Company's stock repurchase program and an update on the status of its regulatory filings.

Commenting on today's announcement, Michael Catalano, chairman, president and chief executive officer of America Service Group, said, "The completion of the Audit Committee's thorough investigation and the Company's actions related to its findings demonstrate our commitment to conducting business with the highest integrity. This has been a difficult period for the Company, with disappointing financial results. However, the challenges are clearly defined and will be addressed in the coming year. We remain confident in our business model and the Company's prospects."


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              105 Westpark Drive - Suite 200 - Brentwood, TN 37027
                       - 615-373-3100 - Fax 615-376-9862

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 2
March 15, 2006


FINDINGS OF INTERNAL INVESTIGATION INTO PHARMACY SUBSIDIARY

         As previously disclosed, the Audit Committee of the Company's Board of Directors retained outside counsel, who in turn engaged independent accountants with significant forensic experience, to assist the Audit Committee in conducting an investigation into certain allegations at SPP, the Company's pharmaceutical subsidiary. The Audit Committee's investigation is complete. The investigation's principal findings are as follows:

         o In certain instances, SPP did not charge its customers in accordance with applicable contracts. The Audit Committee's investigation involved testing what SPP charged for pharmaceuticals against the invoice cost of products purchased or the applicable third-party reference price. The Audit Committee's investigation also estimated rebates received by the Company from manufacturers for the purchase of certain pharmaceuticals; savings that SPP realized in purchasing certain pharmaceuticals from alternative sources; and the dollar amounts of returns to SPP of pharmaceutical products. The Company, in consultation with special pharmaceutical counsel, determined the requirements of each of Prison Health Services' or SPP's contracts with respect to the pricing of pharmaceuticals sold as well as the sharing of rebates, savings and credits for returns described above. Applying that information to the results of the testing, the Company then concluded that, in certain instances, it failed to properly credit customers with discounts, rebates or price savings resulting from purchases from alternative sources, and, in certain instances, failed to provide customers with proper credit for the return of pharmaceutical products. As a result, the Company intends to provide aggregate refunds of $3.6 million, covering all periods since the Company's acquisition of SPP in September 2000, plus interest at the applicable federal rate (which ranged from 4% to 9%) during the period covered by the investigation. The Company also concluded that SPP charged some customers less than should have been charged under applicable contracts in the total amount of $5.9 million, but collectibility is uncertain and these amounts have not been recognized as revenue.

         o The Audit Committee's investigation found that key members of SPP's senior management inappropriately established and used reserves during various periods over the last five years to more closely match SPP's reported earnings to its budgeted results. The aggregate effect of the adjustments necessitated by the Audit Committee findings has been determined by the Company to be an increase in previously reported pre-tax income of $355,000 in the aggregate since January 1, 2001 although it should be noted that different periods are affected by different amounts and that certain of the adjustments necessitated by the Audit Committee's findings related to the third quarter of 2005 which had not been previously reported. The employees who were responsible for these actions are no longer employed by the Company or SPP.

         o The Audit Committee's investigation found that in a number of instances, SPP management did not follow either SPP's or the Company's stated policies with respect to corporate expenditures and disbursements.


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
ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 3
March 15, 2006


         o The Audit Committee noted that there were significant operational issues in the implementation of SPP's new operating system in the summer of 2005. Both the Company's internal audit group and another outside accounting firm have conducted significant testing on the new system to determine if it functions properly. Throughout this process, the internal audit group and the accounting firm identified a number of issues which have been, or are being, corrected.

         o The Audit Committee's investigation identified certain other issues, relating to accruals for rebates and inventory valuation, which will result in changes to the Company's previously reported financial results. Based on the Audit Committee's findings, the Company has determined that adjustments representing an increase in previously reported pre-tax income of $146,000 in the aggregate since January 1, 2001 are needed.

         o The Audit Committee has recommended significant strengthening to the Company's system of internal controls and compliance function. The Company has begun the process of reviewing and implementing enhancements to internal controls. The Company expects that management's assessment of internal controls for the year ended December 31, 2005 and the independent auditor's report thereon may include disclosures of material weaknesses in the Company's internal control structure. The Company has taken numerous steps to mitigate the effect of any such weaknesses at year end and is committed to eliminating any such weaknesses as part of its efforts to implement enhancements to its internal controls.

         As previously reported, the Company contacted the Securities and Exchange Commission (the "SEC") to inform it of the issues being investigated, and since that time the Company has cooperated with the SEC in an informal inquiry that it is conducting as well as with the Office of the U. S. Attorney for the Middle District of Tennessee in the inquiry it is conducting. Both the Audit Committee and the Company intend to continue to cooperate with those government entities.

FAS 144 IMPACT ON INCOME STATEMENT PRESENTATION FORMAT

As noted in its 2004 annual report on Form 10-K, the Company is applying the discontinued operations provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS 144") to all service contracts that expire subsequent to January 1, 2002. FAS 144 requires the Company to follow the income statement presentation format described in FAS 144. The results of operations of contracts that expire, less applicable income taxes, are classified on the Company's consolidated statements of operations separately from continuing operations. The presentation prescribed for discontinued operations requires the collapsing of healthcare revenues and expenses, as well as other specifically identifiable costs, into the income or loss from discontinued operations, net of taxes. Items such as indirect selling, general and administrative expenses or interest expense cannot be allocated to expired contracts. The application of the FAS 144 accounting presentation to expired contracts has no impact on net income, earnings per share, total cash flows or stockholders' equity.



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
ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 4
March 15, 2006


As a result of the application of FAS 144, "healthcare revenues" and "healthcare expenses" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts. The Company will also discuss "Total Revenues," "Total Healthcare Expenses," and "Total Gross Margin," which will include all of the Company's revenues and healthcare expenses for a period (i.e., healthcare revenues plus revenues from expired service contracts, or healthcare expenses plus expenses from expired contracts). Total Gross Margin is defined as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization. Reconciliations of healthcare revenues to Total Revenues, healthcare expenses to Total Healthcare Expenses and gross margin to Total Gross Margin are found in the attached schedules.

PRELIMINARY UNAUDITED RESULTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2005 AND FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2005

The preliminary unaudited financial results described herein are subject to change. The Company has not yet completed all the processes that it normally conducts in connection with the preparation of its year end financial statements. In addition, the Company's independent accountants are in the process of completing their audit of year end financial results. Therefore, there exists the possibility that the final audited results for the year may differ from these preliminary unaudited results. In this regard, the Company notes that key areas of review as part of this process include the evaluation of the Company's allowance for doubtful accounts as well as assessment about whether the goodwill associated with the Company's SPP pharmaceutical subsidiary has been impaired.

The preliminary unaudited financial results reflected below include the restatement impact discussed above.

Healthcare revenues from continuing contracts for the third quarter of 2005 were $140.1 million, an increase of 3.9% over the prior year quarter. Healthcare revenues for the fourth quarter of 2005 were $149.3 million, an increase of 14.7% over the prior year quarter. Healthcare revenues for the year ended December 31, 2005 were $562.7 million, an increase of 8.8% over the prior year period. Total Revenues, which includes revenues from continuing and discontinued contracts, for the third quarter of 2005 were $154.3 million, a decrease of 14.1% compared to the prior year quarter. Total Revenues for the fourth quarter of 2005 were $149.8 million, a decrease of 12.0% compared to the prior year quarter. Total Revenues for the year ended December 31, 2005 were $649.3 million, a decrease of 6.0% compared to the prior year period.

Healthcare expenses from continuing contracts for the third quarter of 2005 were $135.8 million, or 96.9% of healthcare revenues, as compared with $123.2 million, or 91.4% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the fourth quarter of 2005 were $141.6 million, or 94.9% of healthcare revenues, as compared with $119.7 million, or 92.0% of healthcare revenues, in the prior year quarter. Healthcare expenses from continuing contracts for the year ended December 31, 2005 were $527.8 million, or 93.8% of healthcare revenues, as compared with $472.5 million, or 91.4% of healthcare revenues, in the prior year period. The increase in healthcare expenses from continuing contracts as a percentage of healthcare revenues when compared with the prior year periods is primarily due to a significant increase in professional liability expense in the second half of 2005, resulting from adverse developments related to known claims, an increase in average expected severity related to more recent claims and an increase in the reserve for incurred but not


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

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 5
March 15, 2006


reported claims; SPP operating at a loss during the second half of 2005, due primarily to the loss of profitable customers prior to the investigation; the Wyoming Department of Corrections and Vermont Department of Corrections contracts operating at losses during the second half of 2005, primarily as a result of staffing-related expenses; and a reduction in profitability in the second half of 2005 in the Alabama Department of Corrections contract, primarily related to staffing-related expenses and legal costs. Total Healthcare Expenses, which includes expenses from continuing and discontinued contracts, for the third quarter of 2005 were $149.3 million, or 96.7% of Total Revenues, as compared with $167.7 million, or 93.4% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the fourth quarter of 2005 were $142.1 million, or 94.9% of Total Revenues, as compared with $158.2 million, or 92.9% of Total Revenues, in the prior year quarter. Total Healthcare Expenses for the year ended December 31, 2005 were $612.8 million, or 94.4% of Total Revenues, as compared with $644.0 million, or 93.3% of Total Revenues, in the prior year period.

Gross margin from continuing contracts for the third quarter of 2005 was $4.3 million, or 3.1% of healthcare revenues, as compared with $11.6 million, or 8.6% of healthcare revenues, in the prior year quarter. Gross margin for the fourth quarter of 2005 was $7.7 million, or 5.1% of healthcare revenues, as compared with $10.4 million, or 8.0% of healthcare revenues, in the prior year quarter. Gross margin for the year ended December 31, 2005 was $34.8 million, or 6.2% of healthcare revenues, as compared with $44.6 million, or 8.6% of healthcare revenues, in the prior year period. Total Gross Margin, which includes continuing and discontinued contracts, for the third quarter of 2005 was $5.0 million, or 3.3% of Total Revenues, as compared with $11.8 million, or 6.6% of Total Revenues, in the prior year quarter. Total Gross Margin for the fourth quarter of 2005 was $7.7 million, or 5.1% of Total Revenues, as compared with $12.1 million, or 7.1% of Total Revenues, in the prior year quarter. Total Gross Margin for the year ended December 31, 2005 was $36.5 million, or 5.6% of Total Revenues, as compared with $46.5 million, or 6.7% of Total Revenues, in the prior year period.

Selling, general and administrative expenses for the third quarter of 2005 were $4.6 million, or 3.2% of healthcare revenues, as compared with $4.2 million, or 3.1% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the fourth quarter of 2005 were $4.9 million, or 3.3% of healthcare revenues, as compared with $4.5 million, or 3.4% of healthcare revenues, in the prior year quarter. Selling, general and administrative expenses for the year ended December 31, 2005 were $18.1 million, or 3.2% of healthcare revenues, as compared with $17.5 million, or 3.4% of healthcare revenues, in the prior year period. Selling, general and administrative expenses as a percentage of Total Revenues for the third quarter of 2005, fourth quarter of 2005 and year ended December 31, 2005, were 3.0%, 3.3% and 2.8%, respectively, as compared with 2.3%, 2.6% and 2.5%, respectively, in the prior year periods.

In addition to the above selling, general and administrative expenses, the Company incurred $207,000 of due diligence expenses in the third quarter of 2005 related to a potential acquisition of a healthcare company outside of the corrections sector. These acquisition discussions were discontinued in late July 2005. Therefore, no expenses were incurred subsequent to that date. For the year ended December 31, 2005, the Company incurred $658,000 of due diligence expenses related to this potential acquisition.


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
ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 6
March 15, 2006


Audit Committee investigation and related expenses into certain matters at SPP (discussed above) for the third quarter of 2005 were $370,000, for the fourth quarter of 2005 were $3.3 million and for the year ended December 31, 2005 were $3.7 million. The Company expects to record an additional $3.0 million to $4.0 million of Audit Committee investigation and related expenses into certain matters related to SPP in 2006.

Adjusted EBITDA for the third quarter of 2005 was $455,000, as compared with $7.6 million in the prior year quarter. Adjusted EBITDA for the fourth quarter of 2005 was $2.8 million, as compared with $7.6 million in the prior year quarter. Adjusted EBITDA for the year ended December 31, 2005 was $18.4 million, as compared with $29.0 million in the prior year period. As reflected in the attached schedule, the Company defines Adjusted EBITDA as earnings before interest expense, late fee income, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts, discontinued acquisition expenses, Audit Committee investigation expenses and the charge for settlement of a Florida legal matter that was recorded in the first quarter of 2004. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

Depreciation and amortization expense for the third quarter of 2005 was $1.1 million, as compared with $933,000 in the prior year quarter. Depreciation and amortization expense for the fourth quarter of 2005 was $969,000, as compared with $964,000 in the prior year quarter. Depreciation and amortization expense for the year ended December 31, 2005 was $4.0 million, as compared with $3.8 million in the prior year period.

The loss from operations for the third quarter of 2005 was $1.9 million, as compared with income from operations of $6.4 million in the prior year quarter. The loss from operations for the fourth quarter of 2005 was $1.5 million, as compared with income from operations of $5.0 million in the prior year quarter. Income from operations for the year ended December 31, 2005 was $8.3 million, as compared with $18.1 million in the prior year period. Negatively impacting the current year results is the $658,000 of discontinued acquisition expenses ($451,000 recorded in the second quarter and $207,000 recorded in the third quarter), as well as the $3.7 million of Audit Committee investigation expenses ($370,000 recorded in the third quarter and $3.3 million recorded in the fourth quarter). Negatively impacting the prior year results is the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter.

Net interest expense for the third quarter of 2005 was $305,000, as compared with $530,000 in the prior year quarter. Net interest expense for the fourth quarter of 2005 was $371,000, as compared with $299,000 in the prior year quarter. Net interest expense for the year ended December 31, 2005 was $1.2 million, as compared with $1.9 million in the prior year period.

Late fee income for the year ended December 31, 2005 was $249,000. There was no late fee income collected in the prior year period. The late fee income related to past due accounts receivable balances due from a client.

The loss from continuing operations before income taxes for the third quarter of 2005 was $2.2 million, as compared with income from continuing operations before income taxes of $5.9 million in the prior year quarter. The loss from continuing operations before income taxes for the fourth quarter of 2005 was $1.9 million, as compared with income from continuing operations before income taxes of $4.7


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
ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 7
March 15, 2006


million in the prior year quarter. Income from continuing operations before income taxes for the year ended December 31, 2005 was $7.4 million, as compared with $16.2 million in the prior year period. Positively impacting the current year results is the $249,000 of late fee income collected in the second quarter. Negatively impacting the current year results is the $658,000 of discontinued acquisition expenses ($451,000 recorded in the second quarter and $207,000 recorded in the third quarter), as well as the $3.7 million of Audit Committee investigation expenses ($370,000 recorded in the third quarter and $3.3 million recorded in the fourth quarter). Negatively impacting the prior year results is the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter.

The income tax benefit for the third quarter of 2005 was $671,000, as compared with an income tax provision of $2.4 million in the prior year quarter. The income tax benefit for the fourth quarter of 2005 was $735,000, as compared with an income tax provision of $1.1 million in the prior year quarter. The income tax provision for the year ended December 31, 2005 was $3.2 million, an approximate 43.6% effective tax rate, as compared with an income tax benefit of $2.8 million in the prior year period. The income tax provision for the year ended December 31, 2005 is not comparable with the prior year period income tax benefit, due to the deferred tax valuation allowance that existed during the prior year until June 30, 2004. Substantially all of the Company's deferred tax valuation allowance was reversed at June 30, 2004, resulting in a noncash income tax benefit in the second quarter of 2004 of $6.6 million.

The loss from continuing operations for the third quarter of 2005 was $1.6 million, as compared with income from continuing operations of $3.6 million in the prior year quarter. The loss from continuing operations for the fourth quarter of 2005 was $1.2 million, as compared with income from continuing operations of $3.6 million in the prior year quarter. Income from continuing operations for the year ended December 31, 2005 was $4.2 million, as compared with $19.0 million in the prior year period. Positively impacting the current year results is the pre-tax $249,000 of late fee income collected in the second quarter. Negatively impacting the current year results is the pre-tax $658,000 of discontinued acquisition expenses ($451,000 recorded in the second quarter and $207,000 recorded in the third quarter), as well as the pre-tax $3.7 million of Audit Committee investigation expenses ($370,000 recorded in the third quarter and $3.3 million recorded in the fourth quarter). Negatively impacting the prior year results is the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter, offset by the positive impact of the $6.6 million income tax valuation allowance reversal recorded in the second quarter. Additionally, the income tax provision for the year ended December 31, 2005 is not comparable with the prior year period income tax provision, due to the deferred tax valuation allowance that existed during the prior year until June 30, 2004.

Income from discontinued operations, net of taxes, for the third quarter of 2005 was $405,000, as compared with a loss from discontinued operations, net of taxes, of $3.5 million in the prior year quarter. The loss from discontinued operations, net of taxes, for the fourth quarter of 2005 was $9,000, as compared with income from discontinued operations, net of taxes of $1.2 million in the prior year quarter. Income from discontinued operations, net of taxes, for the year ended December 31, 2005 was $206,000, as compared with a loss from discontinued operations, net of taxes of $9.1 million in the prior year period. Negatively impacting the current year loss from discontinued operations, net of taxes, is the pre-tax $1.3 million increase in the Company's loss contract reserve recorded in the second quarter of 2005 to cover losses and allocated overheard related to the Company's Maryland Department of Public Safety and Correctional Services ("Maryland DPS") contract through its expiration on June 30, 2005. Negatively impacting the prior year loss from discontinued operations, net of taxes, is the $12.8


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

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 8
March 15, 2006


million loss contract charge recorded in the second and third quarters related to the Maryland DPS contract. Additionally, the income tax provision for the year ended December 31, 2005 is not comparable with the prior year income tax provision, due to the deferred tax valuation allowance that existed during the prior year until June 30, 2004.

The net loss for the third quarter of 2005 was $1.2 million, or $0.11 basic and diluted per common share, as compared with net income of $81,000, or $0.01 basic and diluted per common share, in the prior year quarter. The net loss for the fourth quarter of 2005 was $1.2 million, or $0.11 basic and diluted per common share, as compared with net income of $4.9 million, or $0.45 basic and $0.44 diluted per common share, in the prior year quarter. Net income for the year ended December 31, 2005 was $4.4 million, or $0.40 basic and $0.39 diluted per common share, as compared with $9.9 million, or $0.92 basic and $0.90 diluted per common share, in the prior year period. Positively impacting the current year results is the pre-tax $249,000 of late fee income collected in the second quarter. Negatively impacting the current year results is the pre-tax $658,000 of discontinued acquisition expenses ($451,000 recorded in the second quarter and $207,000 recorded in the third quarter), the pre-tax $3.7 million of Audit Committee investigation expenses ($370,000 recorded in the third quarter and $3.3 million recorded in the fourth quarter) and the pre-tax $1.3 million increase in the Company's loss contract reserve recorded in the second quarter. Negatively impacting the prior year results is the $12.8 million loss contract charge recorded in the second and third quarters and the $5.2 million charge for final settlement of a Florida legal matter recorded in the first quarter, partially offset by the positive impact of the $6.6 million income tax valuation allowance reversal recorded in the second quarter. Additionally, the income tax provision for the year ended December 31, 2005 is not comparable with the prior year period income tax provision, due to the deferred tax valuation allowance that existed during the prior year until June 30, 2004.

Cash on hand and restricted cash decreased to $4.2 million at December 31, 2005, as compared with $11.5 million at June 30, 2005. Total debt outstanding as of December 31, 2005 was $12.5 million. The Company had no debt outstanding as of June 30, 2005. Days sales outstanding in accounts receivable increased to approximately 61 days at December 31, 2005, as compared to 50 days at December 31, 2004. The increase in days sales outstanding was primarily due to an increase in receivables past due from 1-29 days of $16.5 million, an increase in unbilled healthcare receivables of $14.0 million and an increase in unbilled SPP receivables of $6.4 million. The increase in unbilled healthcare receivables relates to an increase in aggregate cap receivables not yet billable to clients based on stated contract terms and represents revenues earned under shared-risk contracts that reimburse the Company for expenses above mutually agreed upon thresholds. The increase in unbilled SPP receivables is due to management's decision to temporarily suspend billings to SPP customers beginning in September 2005 until the findings of the internal investigation into matters at SPP were finalized. Included in healthcare accounts receivable at December 31, 2005 is approximately $6.5 million of receivables related to contracts that expired prior to December 31, 2004. The Company believes that these receivables are contractually due under the terms of the respective expired contracts. However, due to the age of the receivables and the lack of an ongoing business relationship between the Company and the clients, there is a heightened risk of collectibility related to these receivables. Nevertheless, the Company intends to take all necessary measures in order to collect these receivables.


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
ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 9
March 15, 2006


2006 GUIDANCE

The Company is providing its initial guidance for full-year 2006 results. Consistent with past practice, the Company's guidance for full-year 2006 results does not consider the impact of any potential new business. Contracts currently in operation are included in the guidance for full-year 2006 results through the end of the year, unless the Company has previously been notified otherwise by the client. The Company's guidance takes into consideration the items discussed previously related to the increase in healthcare expenses in the last six months of 2005. It is expected that the majority of these items will continue to impact the Company's financial results during the initial portions of 2006.

The Company's guidance for estimated full-year 2006 results (adjusted for the items discussed in detail in the footnotes) is summarized below:

        Total Revenues (1)                                               $660 -- 680 million
        Depreciation, amortization and interest expense (1)              $6.0 million
        Adjusted pre-tax income (2)                                      $16.0 -- 17.0 million
        Effective tax rate                                               41%
        Adjusted net income (2)                                          $9.4 -- 10.0 million
        Weighted average common shares outstanding - diluted             10.5 million
        Adjusted net income per common share -- diluted (2)              $0.90 -- 0.96

(1) From continuing and discontinued contracts
(2) From continuing and discontinued contracts and adjusted to exclude the pre-tax negative impact of the additional $3.0 million to $4.0 million of estimated Audit Committee investigation and related expenses expected to be recorded in 2006 and the $2.7 million to $3.1 million of estimated stock-based compensation expense expected to be recorded in 2006 as a result of the Company's adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), effective January 1, 2006.


POTENTIAL RESUMPTION OF STOCK REPURCHASE PROGRAM

On July 26, 2005, the Company announced that its Board of Directors had approved a stock repurchase program to repurchase up to $30 million of the Company's common stock over an approximate 24-month period. After the Company has filed its Third Quarter 2005 Form 10-Q, its 2005 Annual Report on Form 10-K and released earnings for the first quarter of 2006, the Company may resume repurchases under this program from time to time in accordance with Securities and Exchange Commission requirements and subject to ongoing reviews of the Company's operating cash flow requirements. This program is intended to be implemented through purchases made from time to time in either the open market or through private transactions. Under the stock repurchase program, no shares will be purchased directly from officers or directors of the Company.

The timing, prices and sizes of purchases will depend upon prevailing stock prices, general economic and market conditions and other considerations. Funds for the repurchase of shares are expected to come primarily from cash generated from operations and also from funds on hand, including amounts available under the Company's credit facility.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 10
March 15, 2006


The repurchase program does not obligate the Company to acquire any particular amount of common stock and the repurchase program may be suspended at any time at the Company's discretion.

The Company had repurchased and retired 149,100 shares of its common stock for approximately $3.0 million prior to the temporary suspension of the program during the pendency of the Audit Committee investigation into certain matters related to SPP. As of March 9, 2006, the Company had approximately 10.8 million shares outstanding.

UPDATE OF REGULATORY FILINGS

On January 13, 2006, the Company announced that it received on January 10, 2006, a letter from the NASDAQ Office of General Counsel, Listing Qualifications Hearings, which notified the Company that its common stock will continue to be listed on NASDAQ pursuant to an exception from the filing requirements in Marketplace Rule 4310(C)14, provided the Company files its Quarterly Report on Form 10-Q for the three months ended September 30, 2005 ("Third Quarter 2005 10-Q") and any required restatements resulting from the internal investigation by March 15, 2006. The NASDAQ Office of General Counsel, Listing Qualifications Hearings has granted the Company an extension related to the filing of the Third Quarter 2005 10-Q until April 3, 2006.

Additionally, the Company expects to request a fifteen-day extension of the filing deadline related to the Company's 2005 Annual Report on Form 10-K permitted under Rule 12b-25. This extension would extend the due date for filing of the Company's Annual Report on Form 10-K until March 31, 2006.

The Company is working diligently to meet the prescribed filing deadlines related to both reports, but there can be no assurance it will do so.

CONFERENCE CALL

A listen-only simulcast and replay of America Service Group's 2005 results conference call will be available online at www.asgr.com or www.earnings.com on March 16, 2006, beginning at 9:00 a.m. Eastern time. In addition, a copy of the press release containing the related financial information can be found on the Company's website.

America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates.

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.



                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 11
March 15, 2006


The most directly comparable GAAP measures for the guidance provided by the Company are: Healthcare Revenues; Income from Continuing Operations Before Income Taxes; Depreciation and Amortization; and Interest, each of which will only include results from continuing contracts. Because it is not possible to reliably forecast discontinued operations, reconciliation of the Company's guidance to the most directly comparable GAAP measure cannot be estimated on a forward-looking basis.

Cautionary Statement
This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

o the fact that the audit of the Company's 2005 results is ongoing and the results of that audit may differ from the information contained herein;
o the ability of the Company to file its Third Quarter 2005 Form 10-Q by April 3, 2006 so as to comply with the condition to the exception from NASDAQ to allow continued listing of the Company's common stock on NASDAQ and the Company's ability to comply with other NASDAQ listing requirements;
o the risk that government entities (including the Company's government customers) may bring enforcement actions against, or impose penalties on, the Company or its subsidiaries as a result of the matters investigated by the Audit Committee or the restatement of the Company's financial results;
o the risk that the Company may be subject to shareholder litigation as a result of the matters investigated by the Audit Committee or the restatement of the Company's financial results;
o risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;
o risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;
o risks arising from the possibility that we may be unable to collect accounts receivable;
o the Company's ability to retain existing client contracts and obtain new contracts;
o whether or not government agencies continue to privatize correctional healthcare services;
o    the possible effect of adverse publicity on the Company's business;
o    increased competition for new contracts and renewals of existing contracts;
o    the Company's ability to execute its expansion strategies;
o the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;
o    the outcome of pending litigation;
o    the Company's dependence on key personnel; and
o the Company's determination whether to repurchase shares under its previously announced stock repurchase program.

A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 12
March 15, 2006


                           AMERICA SERVICE GROUP INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                                 THREE MONTHS ENDED
                                                                --------------------------------------------------
                                                                   SEPT. 30,      % OF       SEPT. 30,      % OF
                                                                     2005        REVENUE     2004 (1)      REVENUE
                                                                -------------   --------  --------------   -------
Healthcare revenues                                             $     140,083      100.0  $      134,784     100.0
Healthcare expenses                                                   135,766       96.9         123,204      91.4
                                                                -------------   --------  --------------  --------
   Gross margin                                                         4,317        3.1          11,580       8.6
Selling, general and administrative expenses                            4,566        3.2           4,199       3.1
Discontinued acquisition expenses                                         207        0.2              --        --
Audit Committee investigation and related expenses                        370        0.3              --        --
Depreciation and amortization                                           1,107        0.8             933       0.7
                                                                -------------   --------  --------------  --------
   Income (loss) from operations                                       (1,933)      (1.4)          6,448       4.8
Interest, net                                                             305        0.2             530       0.4
                                                                -------------   --------  --------------  --------
   Income (loss) from continuing operations
     before income tax provision (benefit)                             (2,238)      (1.6)          5,918       4.4
Income tax provision (benefit)                                           (671)      (0.5)          2,368       1.8
                                                                -------------   --------  --------------  --------
   Income (loss) from continuing operations                            (1,567)      (1.1)          3,550       2.6
Income (loss) from discontinued operations, net of taxes                  405        0.3          (3,469)     (2.5)
                                                                -------------   --------  --------------  --------
         Net income (loss)                                      $      (1,162)      (0.8) $           81       0.1
                                                                =============   ========  ==============  ========

Income (loss) per common share -- basic:
   Income (loss) from continuing operations                     $       (0.14)            $         0.33
   Income (loss) from discontinued operations, net of taxes              0.03                      (0.32)
                                                                -------------             --------------
         Net income (loss)                                      $       (0.11)            $         0.01
                                                                =============             ==============

Income (loss) per common share -- diluted:
   Income (loss) from continuing operations                     $       (0.14)            $         0.32
   Income (loss) from discontinued operations, net of taxes              0.03                      (0.31)
                                                                -------------             --------------
         Net income (loss)                                      $       (0.11)            $         0.01
                                                                =============-            ==============

Weighted average common shares outstanding:
   Basic                                                               10,823                     10,780
                                                                =============             ==============
   Diluted                                                             11,036                     11,084
                                                                =============             ==============

 (1)  As restated.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 13
March 15, 2006


                           AMERICA SERVICE GROUP INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                                 THREE MONTHS ENDED
                                                                --------------------------------------------------
                                                                   DEC. 31,       % OF       DEC. 31,       % OF
                                                                     2005        REVENUE     2004 (1)      REVENUE
                                                                -------------   --------  --------------   -------
Healthcare revenues                                             $     149,303      100.0  $      130,140     100.0
Healthcare expenses                                                   141,632       94.9         119,712      92.0
                                                                -------------   --------  --------------  --------
   Gross margin                                                         7,671        5.1          10,428       8.0
Selling, general and administrative expenses                            4,900        3.3           4,463       3.4
Audit Committee investigation and related expenses                      3,332        2.2              --        --
Depreciation and amortization                                             969        0.6             964       0.8
                                                                -------------   --------  --------------  --------
   Income (loss) from operations                                       (1,530)      (1.0)          5,001       3.8
Interest, net                                                             371        0.3             299       0.2
                                                                -------------   --------  --------------  --------
   Income (loss) from continuing operations
     before income tax provision (benefit)                             (1,901)      (1.3)          4,702       3.6
Income tax provision (benefit)                                           (735)      (0.5)          1,092       0.8
                                                                -------------   --------  --------------  --------
   Income (loss) from continuing operations                            (1,166)      (0.8)          3,610       2.8
Income (loss) from discontinued operations, net of taxes                   (9)        --           1,244       0.9
                                                                -------------   --------  --------------  --------
         Net income (loss)                                      $      (1,175)      (0.8) $        4,854       3.7
                                                                =============   ========  ==============  ========

Income (loss) per common share -- basic:
   Income (loss) from continuing operations                     $       (0.11)            $         0.33
   Income from discontinued operations, net of taxes                       --                       0.12
                                                                -------------             --------------
         Net income (loss)                                      $       (0.11)            $         0.45
                                                                =============             ==============

Income (loss) per common share -- diluted:
   Income (loss) from continuing operations                     $       (0.11)            $         0.33
   Income from discontinued operations, net of taxes                       --                       0.11
                                                                -------------             --------------
         Net income (loss)                                      $       (0.11)            $         0.44
                                                                =============             ==============

Weighted average common shares outstanding:
   Basic                                                               10,753                     10,807
                                                                =============             ==============
   Diluted                                                             10,935                     11,140
                                                                =============             ==============

(1)  As restated.



                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 14
March 15, 2006


                           AMERICA SERVICE GROUP INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)

                                                                                     YEAR ENDED
                                                                --------------------------------------------------
                                                                   DEC. 31,       % OF       DEC. 31,       % OF
                                                                     2005        REVENUE     2004 (1)      REVENUE
                                                                -------------   --------  --------------   -------
Healthcare revenues                                             $     562,676      100.0  $      517,060     100.0
Healthcare expenses                                                   527,849       93.8         472,488      91.4
                                                                -------------   --------  --------------  --------
   Gross margin                                                        34,827        6.2          44,572       8.6
Selling, general and administrative expenses                           18,100        3.2          17,543       3.4
Discontinued acquisition expenses                                         658        0.1              --        --
Audit Committee investigation and related expenses                      3,702        0.7              --        --
Depreciation and amortization                                           4,021        0.7           3,760       0.7
Charge for settlement of Florida legal matter                              --         --           5,200       1.0
                                                                -------------   --------  --------------  --------
   Income from operations                                               8,346        1.5          18,069       3.5
Interest, net                                                           1,218        0.2           1,872       0.4
Late fee income                                                           249         --              --        --
                                                                -------------   --------  --------------  --------
   Income from continuing operations
     before income tax provision (benefit)                              7,377        1.3          16,197       3.1
Income tax provision (benefit)                                          3,218        0.6          (2,811)     (0.6)
                                                                -------------   --------  --------------  --------
   Income from continuing operations                                    4,159        0.7          19,008       3.7
Income (loss) from discontinued operations, net of taxes                  206        0.1          (9,098)     (1.8)
                                                                -------------   --------  --------------  --------
         Net income                                             $       4,365        0.8  $        9,910       1.9
                                                                =============   ========  ==============  ========

Income per common share -- basic:
   Income from continuing operations                            $        0.38             $         1.77
   Income (loss) from discontinued operations, net of taxes              0.02                      (0.85)
                                                                -------------             --------------
         Net income                                             $        0.40             $         0.92
                                                                =============             ==============

Income per common share -- diluted:
   Income from continuing operations                            $        0.38             $         1.72
   Income (loss) from discontinued operations, net of taxes              0.01                      (0.82)
                                                                -------------             --------------
         Net income                                             $        0.39             $         0.90
                                                                =============             ==============

Weighted average common shares outstanding:
   Basic                                                               10,824                     10,721
                                                                =============             ==============
   Diluted                                                             11,064                     11,048
                                                                =============             ==============

(1)  As restated.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 15
March 15, 2006


                           AMERICA SERVICE GROUP INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                         DEC. 31,       DEC. 31,
                                                                                           2005         2004 (1)
                                                                                      -------------  --------------
                                     ASSETS

Current assets:
   Cash and cash equivalents                                                          $          --  $        7,191
   Restricted cash                                                                            4,200              --
   Accounts receivable, healthcare and other, less allowances                                99,712          93,242
   Inventories                                                                                6,546           7,511
   Prepaid expenses and other current assets                                                 18,976          17,186
   Current deferred tax assets                                                                7,575          10,733
                                                                                      -------------  --------------
Total current assets                                                                        137,009         135,863
Property and equipment, net                                                                   6,336           5,357
Goodwill, net                                                                                43,813          43,813
Contracts, net                                                                                7,166           8,793
Other intangibles, net                                                                          845           1,076
Other assets                                                                                 10,068          12,548
                                                                                      -------------  --------------
         Total assets                                                                 $     205,237  $      207,450
                                                                                      =============  ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                                   $      36,023  $       49,786
   Accrued medical claims liability                                                          31,122          25,808
   Accrued expenses                                                                          44,478          48,709
   Deferred revenue                                                                           8,533          11,869
   Current portion of loss contract reserve                                                      --           6,062
   Revolving credit facility classified as current                                           12,500              --
                                                                                      -------------  --------------
Total current liabilities                                                                   132,656         142,234
Noncurrent portion of accrued expenses                                                       15,701          11,259
Noncurrent deferred tax liabilities                                                             876           1,017
                                                                                      -------------  --------------
Total liabilities                                                                           149,233         154,510
                                                                                      -------------  --------------
Stockholders' equity:
   Common stock                                                                                 108             108
   Additional paid-in capital                                                                53,987          55,203
   Deferred compensation                                                                       (228)           (143)
   Retained earnings (accumulated deficit)                                                    2,137          (2,228)
                                                                                      -------------  --------------
Total stockholders' equity                                                                   56,004          52,940
                                                                                      -------------  --------------
         Total liabilities and stockholders' equity                                   $     205,237  $      207,450
                                                                                      =============  ==============

(1)  As restated.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 16
March 15, 2006


                           AMERICA SERVICE GROUP INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                                YEAR ENDED
                                                                                                 DEC. 31,
                                                                                      ----------------------------
                                                                                          2005          2004 (1)
                                                                                      -------------  -------------
OPERATING ACTIVITIES
Net income                                                                            $       4,365  $        9,910
Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Depreciation and amortization                                                            4,084           3,926
     Loss on retirement of fixed assets                                                         138              --
     Finance cost amortization                                                                  501             639
     Stock option income tax benefits                                                            98             541
     Deferred income taxes                                                                    3,017          (5,776)
     Amortization of deferred compensation                                                       90              32
     Interest on stockholders' notes receivable                                                  --              (2)
     Increase in loss contract reserve                                                        1,295          12,800
     Changes in operating assets and liabilities:
       Accounts receivable, net                                                              (6,470)        (31,732)
       Inventories                                                                              965          (1,016)
       Prepaid expenses and other current assets                                             (1,790)         (5,082)
       Other assets                                                                           1,991           3,819
       Accounts payable                                                                     (13,763)         17,727
       Accrued medical claims liability                                                       5,314           5,740
       Accrued expenses                                                                         211           1,812
       Deferred revenue                                                                      (3,336)          3,907
       Loss contract reserve utilization                                                     (7,357)         (7,462)
                                                                                      -------------  --------------
         Net cash provided by (used in) operating activities                                (10,647)          9,783
                                                                                      -------------  --------------

INVESTING ACTIVITIES
Capital expenditures                                                                         (3,355)         (2,703)
                                                                                      -------------  --------------
         Net cash used in investing activities                                               (3,355)         (2,703)
                                                                                      -------------  --------------

FINANCING ACTIVITIES
Net borrowings (payments) on line of credit and term loan                                    12,500          (3,559)
Restricted cash used to collateralize letters of credit                                      (4,200)             --
Share repurchases                                                                            (2,972)             --
Proceeds from stockholders' notes receivable                                                     --              50
Issuance of common stock                                                                        600             509
Exercise of stock options                                                                       883           1,954
                                                                                      -------------  --------------
         Net cash provided by (used in) financing activities                                  6,811          (1,046)
                                                                                      -------------  --------------

Net increase (decrease) in cash and cash equivalents                                         (7,191)          6,034
Cash and cash equivalents at beginning of period                                              7,191           1,157
                                                                                      -------------  --------------
Cash and cash equivalents at end of period                                            $          --  $        7,191
                                                                                      =============  ==============

(1)  As restated.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 17
March 15, 2006


                           AMERICA SERVICE GROUP INC.
      SCHEDULE OF INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES
                                 (In thousands)

                                                                                 THREE MONTHS ENDED
                                                                ---------------------------------------------------
                                                                   SEPT. 30,      % OF       SEPT. 30,      % OF
                                                                     2005       REVENUE      2004 (1)      REVENUE
                                                                -------------   -------   --------------  --------
Healthcare revenues                                             $      14,224      100.0  $       44,739     100.0
Healthcare expenses                                                    13,520       95.1          44,480      99.4
Increase in loss contract reserve                                          --         --           6,000      13.4
                                                                -------------   --------  --------------  --------
   Gross margin                                                           704        4.9          (5,741)    (12.8)
Depreciation and amortization                                               7         --              40       0.1
Interest, net                                                               9        0.1               2        --
                                                                -------------   --------  --------------  --------
   Income (loss) from discontinued operations
     before income taxes                                                  688        4.8          (5,783)    (12.9)
Income tax provision (benefit)                                            283        2.0          (2,314)     (5.1)
                                                                -------------   --------  --------------  --------
Income (loss) from discontinued operations, net of taxes        $         405        2.8  $       (3,469)     (7.8)
                                                                =============   ========  ==============  ========


                                                                                 THREE MONTHS ENDED
                                                                --------------------------------------------------
                                                                   DEC. 31,       % OF       DEC. 31,       % OF
                                                                     2005       REVENUE      2004 (1)      REVENUE
                                                                -------------   -------   --------------  --------
Healthcare revenues                                             $         486      100.0  $       40,126     100.0
Healthcare expenses                                                       483       99.4          38,489      95.9
                                                                -------------   --------  --------------  --------
   Gross margin                                                             3        0.6           1,637       4.1
Depreciation and amortization                                              14        2.9              24       0.1
Interest, net                                                              10        2.0              --        --
                                                                -------------   --------  --------------  --------
   Income (loss) from discontinued
     operations before income taxes                                       (21)      (4.3)          1,613       4.0
Income tax provision (benefit)                                            (12)      (2.4)            369       0.9
                                                                -------------   --------  --------------  --------
Income (loss) from discontinued operations, net of taxes        $          (9)      (1.9) $        1,244       3.1
                                                                =============   ========  ==============  ========


                                                                                     YEAR ENDED
                                                                ---------------------------------------------------
                                                                   DEC. 31,       % OF       DEC. 31,       % OF
                                                                     2005       REVENUE      2004 (1)      REVENUE
                                                                -------------   -------   --------------  --------
Healthcare revenues                                             $      86,673      100.0  $      173,441     100.0
Healthcare expenses                                                    84,952       98.0         171,494      98.9
Increase in loss contract reserve                                       1,295        1.5          12,800       7.4
                                                                -------------   --------  --------------  --------
   Gross margin                                                           426        0.5         (10,853)     (6.3)
Depreciation and amortization                                              63        0.1             165       0.1
Interest, net                                                              23         --               8        --
                                                                -------------   --------  --------------  --------
   Income (loss) from discontinued operations
     before income taxes                                                  340        0.4         (11,026)     (6.4)
Income tax provision (benefit)                                            134        0.2          (1,928)     (1.2)
                                                                -------------   --------  --------------  --------
Income (loss) from discontinued operations, net of taxes        $         206        0.2  $       (9,098)     (5.2)
                                                                =============   ========  ==============  ========

(1)  As restated.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 18
March 15, 2006


                           AMERICA SERVICE GROUP INC.
               DISCUSSION AND RECONCILIATION OF NON-GAAP MEASURES
                                 (In thousands)

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. A discussion of the Company's definition of such information and reconciliation to the most comparable GAAP measure is included below.


                                 ADJUSTED EBITDA

The Company defines Adjusted EBITDA as earnings before interest expense, late fee income, income taxes, depreciation, amortization, increases or decreases in reserves for loss contracts, discontinued acquisition expenses, Audit Committee investigation expenses and the charge for settlement of a Florida legal matter. The Company includes in Adjusted EBITDA the results of discontinued operations under the same definition.

The Company believes that Adjusted EBITDA is an important operating measure that supplements discussions and analysis of the Company's results of operations. The Company believes that it is useful to investors to provide disclosures of its results of operations on the same basis as that used by management, credit providers and analysts. The Company's management, credit providers and analysts rely upon Adjusted EBITDA as a key measure to review and assess operating performance. Adjusted EBITDA is utilized by management, credit providers and analysts to compare the Company's current operating results with the corresponding periods in the previous year and to compare the Company's operating results with other companies in the healthcare industry.

Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.









                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 19
March 15, 2006


             RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

                                                                                            THREE MONTHS ENDED
                                                                                                SEPT. 30,
                                                                                      ----------------------------
                                                                                           2005         2004 (1)
                                                                                      -------------  -------------
Net income (loss)                                                                     $      (1,162) $          81
Depreciation, interest and taxes included in income (loss)
   from discontinued operations, net of taxes                                                   299         (2,272)
Increase in loss contract reserve included in income (loss) from
   discontinued operations, net of taxes                                                         --          6,000
Income tax provision (benefit)                                                                 (671)         2,368
Interest, net                                                                                   305            530
Depreciation and amortization                                                                 1,107            933
Discontinued acquisition expenses                                                               207             --
Audit Committee investigation and related expenses                                              370             --
                                                                                      -------------  -------------
Adjusted EBITDA                                                                       $         455  $       7,640
                                                                                      =============  =============

                                                                                            THREE MONTHS ENDED
                                                                                                 DEC. 31,
                                                                                      ----------------------------
                                                                                           2005         2004 (1)
                                                                                      -------------  -------------
Net income (loss)                                                                     $      (1,175) $       4,854
Depreciation, interest and taxes included in income (loss)
   from discontinued operations, net of taxes                                                    12            393
Income tax provision (benefit)                                                                 (735)         1,092
Interest, net                                                                                   371            299
Depreciation and amortization                                                                   969            964
Audit Committee investigation and related expenses                                            3,332             --
                                                                                      -------------  -------------
Adjusted EBITDA                                                                       $       2,774  $       7,602
                                                                                      =============  =============

                                                                                                YEAR ENDED
                                                                                                 DEC. 31,
                                                                                      ----------------------------
                                                                                           2005         2004 (1)
                                                                                      -------------  -------------
Net income                                                                            $       4,365  $       9,910
Depreciation, interest and taxes included in income (loss)
   from discontinued operations, net of taxes                                                   220         (1,755)
Increase in loss contract reserve included in income (loss) from
   discontinued operations, net of taxes                                                      1,295         12,800
Income tax provision (benefit)                                                                3,218         (2,811)
Late fee income                                                                                (249)            --
Interest, net                                                                                 1,218          1,872
Depreciation and amortization                                                                 4,021          3,760
Discontinued acquisition expenses                                                               658             --
Audit Committee investigation and related expenses                                            3,702             --
Charge for settlement of Florida legal matter                                                    --          5,200
                                                                                      -------------  -------------
Adjusted EBITDA                                                                       $      18,448  $      28,976
                                                                                      =============  =============

(1)  As restated.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 20
March 15, 2006


        TOTAL REVENUES, TOTAL HEALTHCARE EXPENSES AND TOTAL GROSS MARGIN

The Company defines Total Revenues as healthcare revenues plus revenues from expired service contracts classified as discontinued operations. The Company defines Total Healthcare Expenses as healthcare expenses plus expenses from expired contracts classified as discontinued operations. The Company defines Total Gross Margin as Total Revenues less Total Healthcare Expenses. Total Gross Margin excludes loss contract reserve utilization.

The Company believes that Total Revenues, Total Healthcare Expenses and Total Gross Margin are useful measurements when comparing the Company's performance for such items as selling, general and administrative expenses, interest expense or tax expense as a percentage of revenue between periods. As a result of the application of FAS 144, "healthcare revenues," "healthcare expenses," and "gross margin" on the Company's consolidated statements of operations for any period presented will only include revenues and expenses from continuing contracts.

             RECONCILIATION OF HEALTHCARE REVENUES TO TOTAL REVENUES

                                                                 THREE MONTHS ENDED
                                                                     SEPT. 30,
                                                           ----------------------------
                                                                2005         2004 (1)
                                                           -------------  -------------
Healthcare revenues                                        $     140,083  $     134,784
Healthcare revenues included in income (loss)
   from discontinued operations, net of taxes                     14,224         44,739
                                                           -------------  -------------
Total Revenues                                             $     154,307  $     179,523
                                                           =============  =============


                                                                 THREE MONTHS ENDED
                                                                      DEC. 31,
                                                           ----------------------------
                                                                2005         2004 (1)
                                                           -------------  -------------
Healthcare revenues                                        $     149,303  $     130,140
Healthcare revenues included in income (loss)
   from discontinued operations, net of taxes                        486         40,126
                                                           -------------  -------------
Total Revenues                                             $     149,789  $     170,266
                                                           =============  =============


                                                                     YEAR ENDED
                                                                      DEC. 31,
                                                           ----------------------------
                                                                2005         2004 (1)
                                                           -------------  -------------
Healthcare revenues                                        $     562,676  $     517,060
Healthcare revenues included in income (loss)
   from discontinued operations, net of taxes                     86,673        173,441
                                                           -------------  -------------
Total Revenues                                             $     649,349  $     690,501
                                                           =============  =============


(1)  As restated.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 21
March 15, 2006


       RECONCILIATION OF HEALTHCARE EXPENSES TO TOTAL HEALTHCARE EXPENSES

                                                                   THREE MONTHS ENDED
                                                                       SEPT. 30,
                                                             ----------------------------
                                                                  2005         2004 (1)
                                                             -------------  -------------
Healthcare expenses                                          $     135,766  $     123,204
Healthcare expenses included in income (loss)
   from discontinued operations, net of taxes                       13,520         44,480
                                                             -------------  -------------
Total Healthcare Expenses                                    $     149,286  $     167,684
                                                             =============  =============


                                                                   THREE MONTHS ENDED
                                                                        DEC. 31,
                                                             ----------------------------
                                                                  2005         2004 (1)
                                                             -------------  -------------
Healthcare expenses                                          $     141,632  $     119,712
Healthcare expenses included in income (loss)
   from discontinued operations, net of taxes                          483         38,489
                                                             -------------  -------------
Total Healthcare Expenses                                    $     142,115  $     158,201
                                                             =============  =============


                                                                       YEAR ENDED
                                                                        DEC. 31,
                                                             ----------------------------
                                                                  2005         2004 (1)
                                                             -------------  -------------
Healthcare expenses                                          $     527,849  $     472,488
Healthcare expenses included in income (loss)
   from discontinued operations, net of taxes                       84,952        171,494
                                                             -------------  -------------
Total Healthcare Expenses                                    $     612,801  $     643,982
                                                             =============  =============

(1)  As restated.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 22
March 15, 2006


              RECONCILIATION OF GROSS MARGIN TO TOTAL GROSS MARGIN

                                                                             THREE MONTHS ENDED
                                                                                 SEPT. 30,
                                                                       ----------------------------
                                                                            2005         2004 (1)
                                                                       -------------  -------------
Gross margin                                                           $       4,317  $      11,580
Gross margin included in income (loss)
   from discontinued operations, net of taxes                                    704         (5,741)
Increase in loss contract reserve included in income (loss)
   from discontinued operations, net of taxes                                     --          6,000
                                                                       -------------  -------------
Total Gross Margin                                                     $       5,021  $      11,839
                                                                       =============  =============


                                                                             THREE MONTHS ENDED
                                                                                  DEC. 31,
                                                                       ----------------------------
                                                                            2005         2004 (1)
                                                                       -------------  -------------
Gross margin                                                           $       7,671  $      10,428
Gross margin included in income (loss)
   from discontinued operations, net of taxes                                      3          1,637
                                                                       -------------  -------------
Total Gross Margin                                                     $       7,674  $      12,065
                                                                       =============  =============


                                                                                 YEAR ENDED
                                                                                  DEC. 31,
                                                                       ----------------------------
                                                                            2005         2004 (1)
                                                                       -------------  -------------
Gross margin                                                           $      34,827  $      44,572
Gross margin included in income (loss)
   from discontinued operations, net of taxes                                    426        (10,853)
Increase in loss contract reserve included in income (loss)
   from discontinued operations, net of taxes                                  1,295         12,800
                                                                       -------------  -------------
Total Gross Margin                                                     $      36,548  $      46,519
                                                                       =============  =============

(1)  As restated.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 23
March 15, 2006


                           AMERICA SERVICE GROUP INC.
                             EFFECTS OF RESTATEMENT
                      (In thousands, except per share data)

Note: The Company expects to reflect the restatement by setting forth in their entirety the results of operations for the years ended December 31, 2003, 2004 and 2005 as part of its upcoming Annual Report on Form 10-K. The Company also expects to restate its selected financial data for the effects of the restatement in 2001 and 2002. Effects of the restatement in particular quarters will be reflected in the note to the financial statements to be filed with the Annual Report which sets forth quarterly results. The Company will also file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, which will reflect the restatement.

The following statements of operations reconcile previously filed and restated financial information, including the reclassification due to accounting for discontinued operations in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 144 ("FAS No. 144").

                                                                      SIX MONTHS ENDED JUNE 30, 2005
                                                       ------------------------------------------------------------
                                                             AS         RESTATEMENT                    AS RESTATED
                                                         PREVIOUSLY       RELATED   RECLASSIFICATIONS     AND
                                                          REPORTED      ADJUSTMENTS         (1)       RECLASSIFIED
                                                       --------------  -------------  -------------  --------------
Healthcare revenues                                    $      314,630  $        (118) $     (41,222) $      273,290
Healthcare expenses                                           289,957            382        (39,888)        250,451
                                                       --------------  -------------  -------------  --------------
   Gross margin                                                24,673           (500)        (1,334)         22,839
Selling, general and administrative expenses                    8,633             --             --           8,633
Discontinued acquisition expenses                                 451             --             --             451
Depreciation and amortization                                   1,979             --            (34)          1,945
                                                       --------------  -------------  -------------  --------------
   Income (loss) from operations                               13,610           (500)        (1,300)         11,810
Interest, net                                                     433            109             --             542
Late fee income                                                   249             --             --             249
                                                       --------------  -------------  -------------  --------------
   Income (loss) from continuing operations
     before income tax provision (benefit)                     13,426           (609)        (1,300)         11,517
Income tax provision (benefit)                                  5,381           (237)          (520)          4,624
                                                       --------------  -------------  -------------  --------------
   Income (loss) from continuing operations                     8,045           (372)          (780)          6,893
Income (loss) from discontinued operations,
   net of taxes                                                  (985)            16            780            (189)
                                                       --------------  -------------  -------------  --------------
         Net income (loss)                             $        7,060  $        (356) $          --  $        6,704
                                                       ==============  =============  =============  ==============

Income (loss) per common share -- basic:
   Income (loss) from continuing operations            $        0.74   $       (0.03) $       (0.07) $         0.64
   Income (loss) from discontinued operations,
     net of taxes                                              (0.09)             --           0.07           (0.02)
                                                       -------------   -------------  -------------  --------------
         Net income (loss)                             $        0.65   $       (0.03) $        0.00  $         0.62
                                                       =============   =============  =============  ==============

Income (loss) per common share -- diluted:
   Income (loss) from continuing operations            $        0.72   $       (0.03) $       (0.07) $         0.62
   Income (loss) from discontinued operations,
     net of taxes                                              (0.09)             --           0.07           (0.02)
                                                       -------------   -------------  -------------  --------------
         Net income (loss)                             $        0.63   $       (0.03) $        0.00  $         0.60
                                                       =============   =============  =============  ==============

Weighted average common shares outstanding:
   Basic                                                       10,860         10,860         10,860          10,860
                                                       ==============  =============  =============  ==============
   Diluted                                                     11,142         11,142         11,142          11,142
                                                       ==============  =============  =============  ==============

(1) Certain prior year amounts have been reclassified due to accounting for discontinued operations in accordance with FAS No. 144.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 24
March 15, 2006


                                                                      YEAR ENDED DECEMBER 31, 2004
                                                       ------------------------------------------------------------
                                                             AS         RESTATEMENT                    AS RESTATED
                                                         PREVIOUSLY       RELATED   RECLASSIFICATIONS     AND
                                                          REPORTED      ADJUSTMENTS         (1)       RECLASSIFIED
                                                       --------------  -------------  -------------  --------------
Healthcare revenues                                    $      665,113  $        (412) $    (147,641) $      517,060
Healthcare expenses                                           619,433            (88)      (146,857)        472,488
Increase in reserve for loss contracts                         12,800             --        (12,800)             --
                                                       --------------  -------------  -------------  --------------
   Gross margin                                                32,880           (324)        12,016          44,572
Selling, general and administrative expenses                   17,543             --             --          17,543
Depreciation and amortization                                   3,887             --           (127)          3,760
Charge for settlement of Florida legal matter                   5,200             --             --           5,200
                                                       --------------  -------------  -------------  --------------
   Income (loss) from operations                                6,250           (324)        12,143          18,069
Interest, net                                                   1,707            165             --           1,872
                                                       --------------  -------------  -------------  --------------
Income (loss) from continuing operations before
   income tax provision (benefit)                               4,543           (489)        12,143          16,197
Income tax provision (benefit)                                 (3,486)        (1,381)         2,056          (2,811)
                                                       --------------  -------------  -------------  --------------
   Income from continuing operations                            8,029            892         10,087          19,008
Income (loss) from discontinued operations,
   net of taxes                                                   983              6        (10,087)         (9,098)
                                                       --------------  -------------  -------------  --------------
         Net income                                    $        9,012  $         898  $          --  $        9,910
                                                       ==============  =============  =============  ==============

Net income per common share -- basic:
   Income from continuing operations                   $         0.75  $        0.08  $        0.94  $         1.77
   Income (loss) from discontinued operations,
     net of taxes                                                0.09             --          (0.94)          (0.85)
                                                       --------------  -------------  -------------  --------------
         Net income                                    $         0.84  $        0.08  $        0.00  $         0.92
                                                       ==============  =============  =============  ==============

Net income per common share -- diluted:
   Income from continuing operations                   $         0.73  $        0.08  $        0.91  $         1.72
   Income (loss) from discontinued operations,
     net of taxes                                                0.09             --          (0.91)          (0.82)
                                                       --------------  -------------  -------------  --------------
         Net income                                    $         0.82  $        0.08  $        0.00  $         0.90
                                                       ==============  =============  =============  ==============

Weighted average common shares outstanding:
   Basic                                                       10,721         10,721         10,721          10,721
                                                       ==============  =============  =============  ==============
   Diluted                                                     11,048         11,048         11,048          11,048
                                                       ==============  =============  =============  ==============

(1) Certain prior year amounts have been reclassified due to accounting for discontinued operations in accordance with FAS No. 144.



                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 25
March 15, 2006


                                                                      YEAR ENDED DECEMBER 31, 2003
                                                       ------------------------------------------------------------
                                                             AS         RESTATEMENT                    AS RESTATED
                                                         PREVIOUSLY       RELATED   RECLASSIFICATIONS     AND
                                                          REPORTED      ADJUSTMENTS         (1)       RECLASSIFIED
                                                       --------------  -------------  -------------  --------------
Healthcare revenues                                    $      516,828  $        (960) $    (135,932) $      379,936
Healthcare expenses                                           482,350           (623)      (130,618)        351,109
                                                       --------------  -------------  -------------  --------------
   Gross margin                                                34,478           (337)        (5,314)         28,827
Selling, general and administrative expenses                   14,879             --             --          14,879
Depreciation and amortization                                   4,150             --           (181)          3,969
                                                       --------------  -------------  -------------  --------------
   Income (loss) from operations                               15,449           (337)        (5,133)          9,979
Interest, net                                                   3,663            133             --           3,796
                                                       --------------  -------------  -------------  --------------
   Income (loss) from continuing operations before
     income tax provision                                      11,786           (470)        (5,133)          6,183
Income tax provision                                              829             --             --             829
                                                       --------------  -------------  -------------  --------------
   Income (loss) from continuing operations                    10,957           (470)        (5,133)          5,354
Income (loss) from discontinued operations,
   net of taxes                                                   918            (57)         5,133           5,994
                                                       --------------  -------------  -------------  --------------
         Net income (loss)                             $       11,875  $        (527) $          --  $       11,348
                                                       ==============   ============  =============   =============

Net income (loss) per common share -- basic:
   Income (loss) from continuing operations            $         1.14  $       (0.05) $       (0.53) $         0.56
   Income (loss) from discontinued operations,
     net of taxes                                                0.10          (0.01)          0.53            0.62
                                                       --------------  -------------  -------------  --------------
         Net income (loss)                             $         1.24  $       (0.06) $        0.00  $         1.18
                                                       ==============  =============  =============  ==============

Net income (loss) per common share -- diluted:
   Income (loss) from continuing operations            $         1.11  $       (0.05) $       (0.52) $         0.54
   Income (loss) from discontinued operations,
     net of taxes                                                0.09          (0.00)          0.52            0.61
                                                       --------------  -------------  -------------  --------------
         Net income (loss)                             $         1.20  $       (0.05) $        0.00  $         1.15
                                                       ==============  =============  =============  ==============

Weighted average common shares outstanding:
   Basic                                                        9,597          9,597          9,597           9,597
                                                       ==============  =============  =============  ==============
   Diluted                                                      9,906          9,906          9,906           9,906
                                                       ==============  =============  =============  ==============

(1) Certain prior year amounts have been reclassified due to accounting for discontinued operations in accordance with FAS No. 144.


                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 26
March 15, 2006


                                                                       YEAR ENDED DECEMBER 31, 2002
                                                       -----------------------------------------------------------
                                                             AS         RESTATEMENT                    AS RESTATED
                                                         PREVIOUSLY       RELATED   RECLASSIFICATIONS     AND
                                                          REPORTED      ADJUSTMENTS         (1)       RECLASSIFIED
                                                       --------------  -------------  -------------  --------------
Healthcare revenues                                    $      409,885  $        (408) $    (116,769) $      292,708
Healthcare expenses                                           385,949              9       (110,352)        275,606
Reduction in reserve for loss contracts                         3,320             --             --           3,320
                                                       --------------  -------------  -------------  --------------
   Gross margin                                                27,256           (417)        (6,417)         20,422
Selling, general and administrative expenses                   14,411             --             --          14,411
Depreciation and amortization                                   4,701             --           (194)          4,507
                                                       --------------  -------------  -------------  --------------
Income (loss) from operations                                   8,144           (417)        (6,223)          1,504
Interest, net                                                   5,825            114             --           5,939
Charge for early retirement of debt                               726             --             --             726
                                                       --------------  -------------  -------------  --------------
   Income (loss) from continuing operations before
     income tax provision                                       1,593           (531)        (6,223)         (5,161)
Income tax provision                                              307             --             --             307
                                                       --------------  -------------  -------------  --------------
   Income (loss) from continuing operations                     1,286           (531)        (6,223)         (5,468)
Income (loss) from discontinued operations,
   net of taxes                                                10,615            (64)         6,223          16,774
                                                       --------------  -------------  -------------  --------------
         Net income (loss)                             $       11,901  $        (595) $          --  $       11,306
                                                       ==============  =============  =============  ==============

Net income (loss) per common share -- basic:
   Income (loss) from continuing operations            $         0.15  $       (0.06) $       (0.74) $        (0.65)
   Income (loss) from discontinued operations,
     net of taxes(2)                                             1.27          (0.01)          0.74            1.99
                                                       --------------  -------------  -------------  --------------
         Net income (loss) (2)                         $         1.42  $       (0.07) $        0.00  $         1.34
                                                       ==============  =============  =============  ==============

Net income (loss) per common share -- diluted:
   Income (loss) from continuing operations (3)        $         0.15  $       (0.06) $       (0.74) $        (0.65)
   Income (loss) from discontinued operations,
     net of taxes (2)(3)                                         1.24          (0.01)          0.74            1.99
                                                       --------------  -------------  -------------  --------------
         Net income (loss) (2)(3)                      $         1.39  $       (0.07) $        0.00  $         1.34
                                                       ==============  =============  =============  ==============

Weighted average common shares outstanding:
   Basic                                                        8,404          8,404          8,404           8,404
                                                       ==============  =============  =============  ==============
   Diluted(3)                                                   8,577          8,404          8,404           8,404
                                                       ==============  =============  =============  ==============

(1) Certain prior year amounts have been reclassified due to accounting for discontinued operations in accordance with FAS No. 144.
(2) Does not sum due to rounding.
(3) Due to the loss from continuing operations, there can be no dilution.




                                     -MORE-

ASGR Reports Findings of Internal Investigation into Pharmacy Subsidiary,
   Announces Preliminary Unaudited 2005 Results and Provides Initial
   2006 Full-Year Guidance
Page 27
March 15, 2006



                                                                       YEAR ENDED DECEMBER 31, 2001
                                                       ------------------------------------------------------------
                                                             AS         RESTATEMENT                    AS RESTATED
                                                         PREVIOUSLY       RELATED   RECLASSIFICATIONS      AND
                                                          REPORTED      ADJUSTMENTS         (1)       RECLASSIFIED
                                                       --------------  -------------  -------------  --------------
Healthcare revenues                                    $      397,264  $      (1,210) $     (96,835) $      299,219
Healthcare expenses                                           382,380            (82)       (93,994)        288,304
Charge for loss contracts                                       9,475             --             --           9,475
                                                       --------------  -------------  -------------  --------------
   Gross margin                                                 5,409         (1,128)        (2,841)          1,440
Selling, general and administrative expenses                   19,063             --             --          19,063
Depreciation and amortization                                   7,115             --           (206)          6,909
Strategic initiative and severance expenses                     2,562             --             --           2,562
                                                       --------------  -------------  -------------  --------------
   Loss from operations                                       (23,331)        (1,128)        (2,635)        (27,094)
Interest, net                                                   5,713             75             --           5,788
                                                       --------------  -------------  -------------  --------------
   Loss from continuing operations before
     income tax provision (benefit)                           (29,044)        (1,203)        (2,635)        (32,882)
Income tax provision (benefit)                                 (1,852)           233          1,574             (45)
                                                       --------------  -------------  -------------  --------------
   Loss from continuing operations                            (27,192)        (1,436)        (4,209)        (32,837)
Income (loss) from discontinued operations,
   net of taxes                                               (17,651)           (48)         4,209         (13,490)
                                                       --------------  -------------  -------------  --------------
     Net loss                                                 (44,843)        (1,484)            --         (46,327)
Preferred stock dividends                                         163             --             --             163
                                                       --------------  -------------  -------------  --------------
   Net loss attributable to common shares              $      (45,006) $      (1,484) $          --  $      (46,490)
                                                       ==============  =============  =============  ==============

Net loss per common share -- basic:
   Loss from continuing operations                     $        (3.45) $       (0.18) $       (0.53) $        (4.16)
   Income (loss) from discontinued operations,
     net of taxes                                               (2.22)         (0.01)          0.53           (1.70)
                                                       --------------  -------------  -------------  --------------
         Net loss                                      $        (5.67) $       (0.19) $        0.00  $        (5.86)
                                                       ==============  =============  =============  ==============

Net loss per common share -- diluted:
   Loss from continuing operations                     $        (3.45) $       (0.18) $       (0.53) $        (4.16)
   Income (loss) from discontinued operations,
     net of taxes                                               (2.22)         (0.01)          0.53           (1.70)
                                                       --------------  -------------  -------------  --------------
         Net loss                                      $        (5.67) $       (0.19) $        0.00  $        (5.86)
                                                       ==============  =============  =============   =============

Weighted average common shares outstanding:
   Basic                                                        7,938          7,938          7,938           7,938
                                                       ==============  =============  =============   =============
   Diluted                                                      7,938          7,938          7,938           7,938
                                                       ==============  =============  =============   =============


(1) Certain prior year amounts have been reclassified due to accounting for discontinued operations in accordance with FAS No. 144.


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